UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

POSHMARK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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As previously disclosed, on October 3, 2022, Poshmark, Inc., a Delaware corporation (“Poshmark” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with NAVER Corporation, a public corporation organized under the laws of the Republic of Korea (“NAVER” or “Parent”), Proton Parent, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Proton Parent”), and Proton Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Proton Parent, pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect subsidiary of Parent. On November 25, 2022, Poshmark filed its definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”), as such may be supplemented from time to time, with the Securities and Exchange Commission (the “SEC”) with respect to the special meeting of Poshmark’s stockholders scheduled to be held on December 27, 2022 (the “special meeting”).

This Schedule 14A (the “Schedule”) is being filed to update and supplement the Definitive Proxy Statement. The information contained in this Schedule is incorporated by reference into the Definitive Proxy Statement and should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety.

In connection with the Merger Agreement, seven complaints have been filed as individual actions in United States District Courts. Three cases have been filed in the United States District Court for the Southern District of New York and are captioned O’Dell v. Poshmark, Inc. et al., 1:22-cv-09779 (filed November 16, 2022); Wolfson v. Poshmark, Inc. et al., 1:22-cv-10134 (filed November 29, 2022); and Coffman v. Poshmark, Inc. et al., 1:22-cv-10229 (filed December 2, 2022). Three cases have been filed in the United States District Court for the Northern District of California and are captioned Olive v. Poshmark, Inc. et al., 3:22-cv-07337 (filed November 21, 2022); Bushansky v. Poshmark, Inc. et al., 3:22-cv-07373 (filed November 22, 2022); and Da Camara v. Poshmark, Inc. et al., 3:22-cv-07379 (filed November 22, 2022). One case has been filed in the United States District Court for the District of Delaware and is captioned Jones v. Poshmark, Inc. et al., 1:22-cv-01562-UNA (filed December 2, 2022). The foregoing complaints are referred to as the “Merger Actions.”

The Merger Actions generally allege that the Definitive Proxy Statement, filed by the Company with the SEC on November 25, 2022, or the Preliminary Proxy Statement, filed by the Company with the SEC on November 15, 2022 misrepresents and/or omits certain purportedly material information relating to the Company’s financial projections, the analyses performed by the financial advisor to the Board of Directors of Poshmark (the “Poshmark Board”) in connection with the Merger, potential conflicts of interest of the Company’s officers and directors, and the events that led to the signing of the Merger Agreement, among other things. The Merger Actions assert violations of Section 14(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder, against all defendants (the Company and its Board of Directors) and violations of Section 20(a) of the Exchange Act against the Poshmark Board. The Merger Actions seek, among other things, an injunction enjoining the stockholder vote on the Merger and the consummation of the Merger unless and until certain additional information is disclosed to Poshmark stockholders, and costs of the action, including plaintiffs’ attorneys’ fees and experts’ fees. Certain demand letters have also been sent to the Company by purported stockholders making similar disclosure allegations.

The Company cannot predict the outcome of the Merger Actions. The Company believes that the Merger Actions are without merit. If additional similar complaints are filed, absent new or significantly different allegations, the Company will not necessarily disclose such additional filings.

While the Company believes that the disclosures set forth in the Definitive Proxy Statement comply fully with all applicable law and denies the allegations in the pending Merger Actions described above, in order to moot plaintiffs’ disclosure claims, avoid nuisance and possible expense and business delays, and provide additional information to its stockholders, the Company has determined voluntarily to supplement certain disclosures in the Definitive Proxy Statement related to plaintiffs’ claims with the supplemental disclosures set forth in this Schedule (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Merger Actions described above that any additional disclosure was or is required or material.

All page references used herein refer to pages in the Definitive Proxy Statement before any additions or deletions resulting from the Supplemental Disclosures, and capitalized terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement. Underlined and bolded text shows text being added to a referenced disclosure in the Definitive Proxy Statement and stricken-through text shows text being deleted from a referenced disclosure in the Definitive Proxy Statement. To the extent that information in this Schedule differs from, or updates information contained in, the Definitive Proxy Statement, the information in this Schedule shall supersede or supplement the information in the Definitive Proxy Statement. The information contained in this Schedule speaks only as of November 25, 2022, unless the information specifically indicates that another date applies. Except as otherwise described in this Schedule or the documents referred to, contained in or incorporated by reference in this Schedule, the Definitive Proxy Statement, the annexes to the Definitive Proxy Statement and the documents referred to, contained in or incorporated by reference in the Definitive Proxy Statement are not otherwise modified, supplemented or amended.

If you have not already submitted a proxy for use at the Poshmark virtual special meeting, you are urged to do so promptly. These Supplemental Disclosures do not affect the validity of any proxy card or voting instructions that Poshmark stockholders may have previously received or delivered. No action is required by any Poshmark stockholder who has previously delivered a proxy or voting instructions and who does not wish to revoke or change that proxy or voting instructions.

Supplemental Disclosures to Definitive Proxy Statement

1.	The disclosure under the heading “Background of the Merger” is hereby amended and supplemented by amending the third full paragraph on page 37 of the Definitive Proxy Statement as follows:

On August 15, 2022, the Company and Financial Sponsor A entered into a non-disclosure agreement that included a standstill provision that prohibited Financial Sponsor A, for an agreed-upon period from the date of the agreement, from offering to acquire or acquiring Poshmark, and from taking certain other actions, including soliciting proxies, without the prior consent of Poshmark (but did not include a so-called “don’t ask, don’t waive” provision), subject to the ability of Financial Sponsor A to make certain confidential proposals to the Company and to certain customary fall-away provisions to the standstill including in the event of (i) entry into a definitive agreement with any third party for a change of control transaction; (ii) the commencement by a third party or public announcement of a third party’s intention to commence a tender offer or exchange offer in the absence of the Company’s recommendation to its stockholders that the Company’s stockholders reject such tender or exchange offer; or (iii) the commencement of any proceeding by the Company under bankruptcy law. The standstill restrictions are no longer in effect following entry into the merger agreement with Naver.

2.	The disclosure under the heading “Background of the Merger” is hereby amended and supplemented by amending the fourth full paragraph on page 39 of the Definitive Proxy Statement as follows:

On August 29, 2022, representatives of Goodwin sent to representatives of Kirkland Poshmark’s initial draft of a proposed merger agreement for the proposed transaction. Representatives of Goodwin and Kirkland continued to negotiate and revise the merger agreement until the parties’ entry into the merger agreement on October 3, 2022. Representatives of Goodwin also sent to representatives of Kirkland an amendment to the non-disclosure agreement entered into by Poshmark and NAVER on January 11, 2022, which amendment included a standstill provision that prohibited NAVER, for an agreed-upon period from the date of the amendment, from offering to acquire or acquiring Poshmark, and from taking certain other actions, including soliciting proxies, without the prior consent of Poshmark (but did not include a so-called “don’t ask, don’t waive” provision), subject to the ability of NAVER to make certain confidential proposals to the Company and to certain customary fall-away provisions to the standstill including in the event of (i) entry into a definitive agreement with any third party for the acquisition of more than 20% of the Company’s voting securities; (ii) the commencement by a third party or public announcement of such third party’s intention to commence a tender offer or exchange offer in the absence of the Company’s recommendation to its stockholders that the Company’s stockholders reject such tender or exchange offer; or (iii) the commencement of any proceeding under bankruptcy law. Representatives of Goodwin and Kirkland continued to negotiate and revise the amendment to the non-disclosure agreement until the parties’ entry into the amendment on September 5, 2022.

3.

The disclosure under the heading “Certain Financial Projections” is hereby amended and supplemented by replacing the first table on page 52 of the Definitive Proxy Statement in its entirety with the following:

($ in millions)	Q3 22E	Q4 22E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	Terminal Year
Total GMV	$493	$517	$2,331	$2,820	$3,506	$4,229	$4,936	$5,639	$6,294	$6,918	$7,516	$8,076	$8,076
Total Revenue	$91	$96	$447	$551	$694	$846	$998	$1,152	$1,300	$1,445	$1,586	$1,726	$1,726
Gross Profit	$76	$80	$375	$462	$582	$710	$837	$966	$1,090	$1,211	$1,329	$1,445
Adjusted EBITDA (Unburdened by SBC)	($13)	($11)	($30)	$1	$30	$65	$114	$172	$233	$302	$371	$446	$446
(-) Depreciation & Amortization	($1)	($1)	($5)	($6)	($7)	($9)	($11)	($12)	($14)	($15)	($17)	($18)	($17)
(-) Stock Based Compensation	($9)	($10)	($42)	($46)	($56)	($59)	($65)	($69)	($78)	($87)	($95)	($104)	($104)
EBIT (Burdened by SBC)	($23)	($22)	($77)	($50)	($33)	($3)	$39	$91	$141	$200	$259	$324	$325
(-) Cash Taxes	0	0	0	0	0	0	($10)	($23)	($35)	($50)	($65)	($81)	($81)
(+)Depreciation & Amortization	$1	$1	$5	$6	$7	$9	$11	$12	$14	$15	$17	$18	$18
(+/-) Changes in Net Working Capital (Ex. Funds Payable to Customers)	$10	$1	$17	$9	$16	$16	$13	$12	$10	$8	$8	$6	$6
(-) Capital Expenditures	($1)	($1)	($5)	($6)	($7)	($9)	($11)	($12)	($14)	($15)	($17)	($18)	($18)
Unlevered Free Cash Flow	($13)	($21)	($60)	($42)	($17)	$13	$43	$80	$117	$158	$202	$250	$249

4.

The disclosure under the heading “Summary of Material Financial Analysis of Goldman Sachs” is hereby amended and supplemented by amending the third full paragraph on page 49 of the Definitive Proxy Statement as following:

For each of the Revenue Multiple Method and the Gross Profit Multiple Method, Goldman Sachs then discounted these implied future equity values back one and a half years, two and a half years, and three and a half years, respectively, using an illustrative discount rate of 15.0%, reflecting an estimate of Poshmark’s cost of equity. Utilizing its professional judgment and experience, Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for Poshmark, as well as certain financial metrics for the United States financial markets generally. These analyses resulted in a range of implied present values of $9.30 to $17.51 per share of Poshmark common stock under the Revenue Multiple Method and $9.12 to $17.15 per share of Poshmark common stock under the Gross Profit Multiple Method.

5.

The disclosure under the heading “Summary of Material Financial Analysis of Goldman Sachs” is hereby amended and supplemented by amending the first full paragraph on page 50 of the Definitive Proxy Statement as follows:

Goldman Sachs derived ranges of illustrative enterprise values for Poshmark by adding the ranges of present values it derived as described above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Poshmark the debt of Poshmark as of June 30, 2022 of $0 and added the amount of Poshmark’s cash (excluding funds payable to customers and the Suede One earnout estimate) of $433.5 million as of June 30, 2022, in each case, as provided by Poshmark’s management and approved for Goldman Sachs’ use by Poshmark’s management, and added the net present value of cash tax savings from net operating loss carryforwards, as reflected in the Management Projections including the Tax Attributes Forecasts, to derive a range of illustrative equity values for Poshmark. Goldman Sachs then divided the range of illustrative equity values it derived by the corresponding number of fully diluted outstanding shares of Poshmark common stock as of September 30, 2022, the range of which was 90.6 million to 91.3 million as provided by Poshmark’s management and approved for Goldman Sachs’ use by Poshmark’s management, calculated using the treasury method, to derive a range of illustrative present values per share of Poshmark common stock ranging from $12.19 to $17.71.

6.

The disclosure under the heading “Summary of Material Financial Analysis of Goldman Sachs” is hereby amended and supplemented by amending the second full paragraph on page 50 of the Definitive Proxy Statement as follows:

Premia Analysis. Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for all-cash acquisition transactions announced during the time period from July 1, 2017 through September 30, 2022 involving a public company in the technology industry as the target where the disclosed enterprise values for the transaction were above $500 million. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premia of the price paid in each of the 112 transactions relative to the target’s last undisturbed closing stock price prior to a leak or rumor of transaction. This analysis indicated a median premium of 32% across the period. This analysis also indicated a 25th percentile premium of 23% and 75th percentile premium of 50% across the period. Using this analysis and its professional judgment and experience, Goldman Sachs applied a reference range of illustrative premia of 23% to 50% to the closing price per share of Class A common stock of $15.67 as of September 30, 2022 and calculated a range of implied equity values per share of Poshmark common stock of $19.30 to $23.47.

Forward-Looking Statements

This Schedule contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company and NAVER, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the proposed transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including with respect to the approval of the Company’s stockholders; (iii) potential delays in consummating the proposed transaction; (iv) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (v)

the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) the impact of the COVID-19 pandemic and the current conflict between the Russian Federation and Ukraine on the Company’s business and general economic conditions; (vii) the Company’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (xi) the ability of the Company to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting the Company’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which the Company operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, are fully discussed in the Definitive Proxy Statement filed with the SEC in connection with the proposed transaction. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is, and the list of factors presented in the Definitive Proxy Statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Additional Information and Where to Find It

In connection with the proposed transaction between the Company and NAVER, the Company filed with the SEC the Definitive Proxy Statement on November 25, 2022 relating to the special meeting scheduled for December 27, 2022, which has been sent or provided to Company stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Definitive Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Definitive Proxy Statement and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at investors.poshmark.com or by contacting the Company’s investor relations department at the following:

Investor Relations

IR@Poshmark.com

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 29, 2022, and is included in the Definitive Proxy Statement. Company stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Company directors and executive officers in the proposed transaction, which may be different than those of Company stockholders generally, by reading the Definitive Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these documents using the sources indicated above.